UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2021

PIONEER ENERGY SERVICES CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8182	74-2088619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 844-0575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 5, 2021, Pioneer Energy Services Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson”), Crescent Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Patterson (“Merger Sub Inc.”), and Crescent Ranch Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Patterson (“Merger Sub LLC”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub Inc. will merge with and into the Company, with the Company continuing as the surviving entity (the “Surviving Corporation”) (the “First Company Merger”) and (ii) immediately following the First Company Merger, the Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Surviving Company”) (the “Second Company Merger” and, together with the First Company Merger, the “Mergers”). Under the terms of the Merger Agreement and as more fully described below, the Company will receive from Patterson an aggregate consideration of up to 26,275,000 shares of common stock, par value $0.01 per share, of Patterson (“Patterson Common Stock”) and $30 million of cash. As more fully described in the Merger Agreement, all of the Company’s debt is being retired in connection with the Mergers with a portion of such shares and cash and with the Company’s cash on hand determined in accordance with the Merger Agreement prior to closing (the “Company Cash”).

As more fully described below, subject to certain exceptions, holders of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and holders of 5.00% Convertible Senior Unsecured PIK Notes due 2025 of the Company (the “Convertible Notes”) will be issued shares of Patterson Common Stock according to an exchange ratio (the “Exchange Ratio”) to be determined at the closing of the Mergers and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”). The Exchange Ratio will equal the quotient obtained by dividing (i) 26,275,000 (subject to a downward adjustment as specified in the Merger Agreement if the average of the volume weighted average prices of the Patterson Common Stock for the 10 consecutive trading days ending with the last complete trading day prior to the closing date (“Patterson VWAP”) is greater than $11.00) less the shares of Patterson Common Stock to be delivered to the holders of the Senior Secured Floating Rate Notes due 2025 of the Company (the “Senior Notes”) as described below, by (ii) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the First Company Merger (the “Effective Time”) plus the number of shares of Company Common Stock into which the Convertible Notes are convertible immediately prior to the Effective Time (assuming physical settlement as specified in the indenture governing the Convertible Notes). The shares of Patterson Common Stock to be delivered to holders of Company Common Stock and Convertible Notes in the Transactions are referred to as the “Merger Consideration.” Upon consummation of the Transactions, the Company will be a wholly owned subsidiary of Patterson and will no longer be a registrant under the rules of the United States Securities and Exchange Commission (the “SEC”).

Pursuant to the Merger Agreement, immediately prior to the Effective Time, subject to certain exceptions, each share of Company Common Stock then issued and outstanding will be converted into the right to receive a number of shares of Patterson Common Stock equal to the Exchange Ratio. Each share of Company Common Stock held in treasury by the Company or owned directly or indirectly by Patterson or Merger Sub Inc. will be automatically cancelled and will cease to exist, and no consideration will be issued therefor. Additionally, the Convertible Notes will convert into shares of Company Common Stock in accordance with their terms in connection with the closing of the Transactions and will receive shares of Patterson Common Stock on the same basis as if such notes had been converted pursuant to physical settlement prior to the closing of the Transactions.

In connection with the closing under the Merger Agreement, the Senior Notes will be redeemed at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the closing date. In accordance with the Merger Agreement and the Third Supplemental Indenture to that certain Indenture, dated as of May 29, 2020, between the Company and Wilmington Trust, National Association, as trustee and security agent, as amended and supplemented by that certain First Supplemental Indenture, dated as of March 3, 2021, as further amended and supplemented by that certain Second Supplemental Indenture, dated as of May 11, 2021 (the “Indenture”), to be entered into in connection with the Transactions (the “Third Supplemental Indenture”), the redemption price will be paid in a combination of cash and shares of Patterson Common Stock, which will reduce the number of shares to be delivered to holders of Company Common Stock and Convertible Notes. The amount of cash to be paid upon such redemption will not exceed an amount equal to $30 million plus Company Cash less the expenses to be paid by the Company in connection with the Transactions (the “Company Expenses”) less amounts required to repay in full and retire any indebtedness outstanding under that certain credit arrangement governed by the Credit Agreement, dated May 29, 2020, by and among the Company and certain of its subsidiaries, on the one hand, and PNC Bank, National Association and the other lenders party thereto, on the other hand (as amended from time to time, the “Company ABL Credit Facility” and such payoff amount the “Company ABL Payoff Amount”) and less the amount of accrued interest on the Convertible Notes (“Accrued Interest”). The number of shares of Patterson Common Stock to be delivered in such redemption will equal (i) the redemption price (including accrued interest) less $30 million less Company Cash, plus the Company Expenses, plus the Company ABL Payoff Amount and plus the Accrued Interest, divided by (ii) the product of (x) the average of the Patterson VWAP for the three consecutive trading days ending on the second trading day immediately preceding the closing date and (y) 0.8575.

The maximum number of shares of Patterson Common Stock to be issued and the maximum amount of cash to be delivered by Patterson in the Transactions will be 26,275,000 shares and $30 million in cash, which includes all amounts required to retire the Senior Notes, the Convertible Notes and any debt outstanding under the ABL Credit Facility, together with the payment of the Merger Consideration to holders of Company Common Stock, subject to appraisal rights that may be exercised by such holders under Delaware law.

Each award of restricted common stock (each, a “Restricted Stock Award”) of the Company granted under the Company’s 2020 Employee Incentive Plan (the “Stock Plan”) that is outstanding immediately prior to the Effective Time will become fully vested and eligible to receive the Merger Consideration, and treated as shares of Company Common Stock as if held prior to the Effective Time. In connection with the conversion, the Stock Plan will terminate and no holder of a Restricted Stock Award, or any other incentive award maintained by the Company, will have any rights to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Corporation, the Surviving Company of any of their subsidiaries, except for the right to receive the Merger Consideration.

Each of the Company and Patterson makes representations and warranties in the Merger Agreement and is subject to interim operating covenants relating to the conduct of its respective business during the interim period between the execution of the Merger Agreement and the closing of the Transactions. The parties are required to use their reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable and to obtain any required regulatory approvals, subject to certain exceptions.

The closing of the Transactions is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the approval of the holders of at least sixty percent of the total voting power of all outstanding securities of the Company generally entitled to vote at a meeting of the Company’s stockholders (including the Convertible Notes) (the “Company Stockholder Approval”) pursuant to the terms of the Merger Agreement, (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or been terminated, (iii) there being no law, injunction or order by a governmental body prohibiting the consummation of the Mergers, (iv) the approval for listing of the Patterson Common Stock to be issued in connection with the First Company Merger on the NASDAQ, (v) the registration statement on Form S-4, to be filed with the SEC by Patterson, having been declared effective by the SEC, (vi) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, (vii) compliance by each other party in all material respects with their respective covenants, (viii) the absence of a Company Material Adverse Effect or a Parent Material Adverse Effect (each as defined in the Merger Agreement), as applicable, (ix) execution and delivery of the Third Supplemental Indenture, and (x) the requirement that not more than 6% of the shares of Company Common Stock outstanding immediately prior to the Mergers have validly exercised appraisal rights pursuant to Delaware law.

The Merger Agreement contains termination rights for each of the Company and Patterson, including, among others, a termination right for each party if the consummation of the Mergers does not occur on or before January 3, 2022 (the “Outside Date”), subject to certain exceptions; provided that the right to terminate the Merger Agreement for failure to consummate the Mergers by the Outside Date will not be available to any party to the Merger Agreement whose failure to fulfill in any material respect any of its obligations under the Merger Agreement is the primary cause of, or the primary factor that resulted in, the failure of the Mergers being consummated by such Outside Date. Additionally, either party may terminate the Merger Agreement if (i) any court of competent jurisdiction or governmental entity takes action that prohibits the Transactions, (ii) if the Company Stockholder Approval is not obtained or (iii) if the other party breaches the Merger Agreement and cannot cure such breach within the applicable time period. The Company may elect to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) or if the Patterson VWAP drops below $5.60 for the 10 consecutive trading days prior to the closing of the Transactions. Patterson may elect to terminate the Merger Agreement if the Pioneer board changes its recommendation to approve the Merger Agreement. Moreover, pursuant to the Merger Agreement, the Company is subject to a customary limitations prohibiting any solicitations or negotiations of alternative proposals between the execution of the Merger Agreement and the closings of the Transactions.

As more fully described in the Merger Agreement, in the event that the Merger Agreement is terminated (i) by the Company to accept a Superior Proposal prior to obtaining the Company Stockholder Approval or (ii) by Patterson due to the Company board’s change of recommendation with respect to the Transactions, then the Company will be obligated to pay to Patterson a break-up fee of $9.5 million (the “Break-Up Fee”) pursuant to the terms of the Merger Agreement. The Company will also be obligated to pay the Break-Up Fee if (i) an acquisition proposal of the Company is made by a third party, (ii) the Company or Patterson then terminates the Merger Agreement for failure to consummate the Mergers by the Outside Date or for failure to obtain the Company Stockholder Approval, or if Patterson terminates the Merger Agreement due to the Company’s breach thereof and failure to cure such breach within the specified time, and (iii) within 12 months thereafter the Company enters into an alternative transaction.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in any reports filed by the Company or Patterson with the SEC prior to the date of the Merger Agreement (subject to certain exceptions) and (b) confidential disclosures made in confidential disclosure letters delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and Patterson that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company or Patterson files with the SEC.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Voting and Support Agreements

In connection with the Merger Agreement, certain holders of Company Common Stock and Convertible Notes holding approximately 88% of the voting power of the Company and 100% of the Senior Notes (collectively, the “Supporting Holders”) have entered into voting and support agreements (each, a “Voting and Support Agreement”) with Patterson pursuant to which, among other things, the Supporting Holders have agreed, subject to certain limitations and exceptions, not to transfer any of their Company Common Stock or Convertible Notes (collectively, the “Covered Securities”) until the earlier of the date the Merger Agreement is terminated and the Effective Time, to vote such Covered Securities in a manner to facilitate the consummation of the Mergers and to consent to and approve the Third Supplemental Indenture. The Voting and Support Agreements of the Supporting Holders also contain customary provisions that restrict the ability of the Supporting Holders to transfer their Senior Notes until the Third Supplemental Indenture has been executed and delivered and their Covered Securities until the earlier of the date the Merger Agreement is terminated and the Effective Time. In addition, the Voting and Support Agreements generally restrict transactions in Patterson Common Stock and derivative securities thereof, subject to certain exceptions. In the event the Company board of directors withdraws its recommendation with respect to the Transactions, the Supporting Holders remain obligated under the Voting and Support Agreements to vote in favor of the Transactions. The voting obligation of the Supporting Holders under the Voting and Support Agreements terminates only if the Merger Agreement is terminated.

The foregoing description of the form of Voting and Support Agreement is qualified in its entirety by reference to the full text of the form of Voting and Support Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Merger Agreement, on and effective July 5, 2021, the Company’s board of directors approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to add a forum selection bylaw with respect to internal corporate claims under Delaware law (the “Bylaw Amendment”). The Bylaw Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any complaint asserting claims in the right of the Company that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 5, 2021, by and among Pioneer Energy Services Corp., Patterson-UTI Energy, Inc., Crescent Merger Sub Inc., and Crescent Ranch Second Merger Sub LLC.

3.1	Amendment No. 1 to the Amended and Restated Bylaws of Pioneer Energy Services Corp.

99.1	Form of Voting and Support Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

No Offer or Solicitation

This communication relates to a proposed merger (the “Merger”) between Pioneer Energy Services Corp. (“Pioneer”) and Patterson-UTI Energy, Inc. (“Patterson”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Merger or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information for Stockholders

In connection with the Merger, Pioneer and Patterson intend to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 filed by Patterson (the “Registration Statement”), which will include a proxy statement of Pioneer and a prospectus of Patterson. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of Pioneer. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED BY PIONEER OR PATTERSON RELATING TO THE PROPOSED TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Such stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Pioneer and Patterson once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on Pioneer’s website, www.pioneeres.com.

Participants in the Solicitation

Pioneer, Patterson, and their respective directors, executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect to the Merger. Information regarding the directors and executive officers of Pioneer is contained in its amended annual report on Form 10-K/A filed with the SEC on April 30, 2021, and certain of its Current Reports on Form 8-K and other documents filed with the SEC. Information regarding the directors and executive officers of Patterson is contained in its definitive proxy statement for its 2021 annual meeting filed with the SEC on April 12, 2021.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Merger by reading the Registration Statement and proxy statement/prospectus regarding the Merger when it becomes available. You may obtain free copies of this document as described above.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Pioneer or Patterson expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Merger, pro forma descriptions of Patterson and its operations following the Merger, integration and transition plans, anticipated cost savings, tax benefits and synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Merger that could reduce anticipated benefits or cause the parties to abandon the Merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Pioneer may not approve the Merger, the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Merger, the risk that any announcements relating to the Merger could have adverse effects on the market price of Pioneer’s or Patterson’s common stock, the risk that the Merger and its announcement could have an adverse effect on the ability of Pioneer and Patterson to retain and hire key personnel, on the ability of Pioneer to attract third-party customers and on Pioneer’s operating results and businesses generally, including the ongoing COVID-19 Pandemic, the risk the pending Merger could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the companies, which may result in the companies not operating as effectively and efficiently as expected following the Merger, the risk that the parties may be unable to achieve the anticipated benefits or any other synergies from the Merger or that it may take longer than expected to achieve those benefits and synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Pioneer’s or Patterson’s control, including those detailed in Pioneer’s annual reports on Forms 10-K and 10-K/A, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at http:// http://www.pioneeres.com and on the SEC’s website at http://www.sec.gov, and those detailed in Patterson’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Patterson’s website at http://www.patenergy.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Pioneer or Patterson believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Pioneer and Patterson undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

Dated: July 6, 2021	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer